Exhibit 1.15

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Statement by Experts” and to the use of our report dated March 5, 2007 (except note 19 as to which the date is May 23, 2007)  in the Registration Statement (Form 20-F) of China Education Resources Inc. (formerly China Ventures Inc.) (the “Company”) for the registration of 37,923,483 common shares of the Company.

/s/ Ernst & Young LLP

Vancouver, Canada

Dated this 29th day of May, 2007